UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2013

SUPERVALU INC.

 (Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7075 Flying Cloud Drive
Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 19, 2013, the Board of Directors (the “Board”) of SUPERVALU INC. (the “Company”) approved, including only the independent members of the Board with respect to the Chief Executive Officer, a new form of Change of Control Severance Agreement (the “Agreement”)  that the Company expects to enter into with the following executive officers:  Sam Duncan, Bruce H. Besanko, Randy Burdick, Ritchie L. Casteel, Karla C. Robertson, Mark Van Buskirk and Rob Woseth.

The Agreement provides for the continued employment of the executive officer for two years following a Change of Control in accordance with the Agreement. The Agreement also provides for compensation (including severance benefits), subject to certain exceptions, for the executive officer if the executive officer has a severance of his or her employment for reasons other than death or disability under circumstances that would qualify as a separation from service (“Separation”) as that term is used and defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which occurs either (i) prior to a Change of Control as a result of an Anticipatory Separation or (ii) within two years following a Change of Control (A) by the Company without Cause or (B) by the executive officer for Good Reason. The Agreement also contains a contingent limitation of payments provision for reducing the compensation for the executive officer to avoid the excise tax imposed by Section 4999 of the Code, if that reduction results in the executive officer retaining a larger amount of “after tax” compensation.

The severance benefits include: (i) a lump sum cash amount equal to three times, in the case of the Chief Executive Officer, or two times, in the case of each of the other executive officers, the sum of (A) the executive officer’s annual base salary in effect on the date immediately prior to the Change of Control and (B) the executive officer’s target amount of bonus expressed as a percentage of annual base salary under the annual bonus plan for the executive officer for the year when the Separation occurs (the “Target Bonus”); (ii) a lump sum cash payment equal to the sum of (A) the executive officer’s earned but unpaid salary through the Separation date and (B) any accrued PTO pay; (iii) payment of any annual bonus plan and long-term incentive plan amounts due but not yet paid as of the Separation with respect to years or cycles that were completed before the Separation; and (iv) a pro-rated payment pursuant to the terms of an annual bonus program as would have been earned based on actual performance for the annual bonus cycle that includes the Separation.

The Agreement also provides for (i) continued medical, dental and life insurance coverage for the executive officer and the executive officer’s eligible dependents until the earlier of 18 months from the executive officer’s Separation or the commencement of comparable coverage with a subsequent employer or spouse’s employer; (ii) professional outplacement services if requested by the executive officer at a cost to the Company of not more than $25,000; (iii) indemnification policies and liability insurance coverage for the executive officer’s benefit for a period of not less than six years following the executive officer’s Separation; and (iv) legal fees incurred by the executive officer relating to any proceeding brought by the Company or the executive officer arising out of the Agreement, subject to the executive officer prevailing on at least one material claim.

“Anticipatory Separation” means a Separation that occurs before a Change of Control (i) if either (A) the Separation follows any event or condition described in (i) through (iv) of the Good Reason definition below or (B) it is a Separation without Cause and (ii) the executive officer reasonably demonstrates (A) the events leading up to the Separation were at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change of Control or (B) otherwise arose in connection with or in anticipation of a Change of Control. An Anticipatory Separation can occur even if there is no actual Change of Control.

“Cause” means (i) the continued failure of the executive officer to perform the executive officer’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after the executive officer has had six months to improve performance to the Company’s expectations; (ii) the conviction of, or plea of guilty or nolo contendere to, a felony or the willful engaging by the executive officer in conduct which is materially and demonstrably injurious to the Company; (iii) the executive officer’s commission of an act or acts of personal dishonesty intended to result in substantial personal enrichment of the executive officer at the expense of the Company; or (iv) the executive officer’s failure to comply with the Company’s policies relating to the Code of Business Conduct, Equal Employment Opportunities and Harassment or Workplace Violence.

“Change of Control” will be deemed to have occurred upon any of the following events: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated thereunder) of 50% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except for (1) any acquisition directly from the Company or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (ii) the consummation of any merger or other business combination of the Company, sale or lease of all or substantially all of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination, (B) the purchaser or lessee of the Company’s assets or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or (iii) within any 24-month period, the persons who were directors immediately before the beginning of such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of a successor to the Company.

“Good Reason” means any of the following events occurring during the two-year period following the date on which a Change of Control occurs or the date preceding the occurrence of an Anticipatory Separation (the “COC Date”): (i) the executive officer’s annual base salary is reduced below the amount in effect on the date immediately prior to the COC Date; (ii) the executive officer’s actual annual bonus is less than the Target Bonus as it existed on the date immediately prior to the COC Date; (iii) the executive officer’s title is reduced from the title that the executive officer had on the date immediately prior to the COC Date, or the executive officer’s duties and responsibilities are materially and adversely diminished in comparison to the duties and responsibilities that the executive officer had on the date immediately prior to the COC Date other than in a general reduction of the number or scope of personnel for which the executive officer is responsible for supervising which reduction occurs in connection with a restructuring or recapitalization of the Company or the division of the Company in which executive officer works and other than solely as a result of diminution of duties or responsibilities that occurs solely as a result of the fact that the Company ceases to be a public company or that the size of the Company has been reduced as a result of the Change of Control; (iv) the program of long-term incentive compensation is materially and adversely diminished in comparison to the program of long-term incentive compensation as it existed for executive officer on the date immediately prior to the COC Date (a reduction of 15% or more of the annualized target dollar amount of the executive officer’s long-term incentive compensation as it existed for the executive officer on the date immediately prior to the COC Date based on the executive officer’s most recent awards of long-term incentive compensation in the three years prior to the COC Date, or, if Executive has been granted long-term incentive opportunities for less than three years, based on all of the years of long-term incentive opportunities provided to executive officer, shall be considered to be material and adverse); (v) the executive officer is required to be based at a place of employment that is more than 45 miles from the executive officer’s place of employment on the date immediately prior to the COC Date; (vi) failure by the Company to provide for the assumption of the Agreement by any successor entity; or (vii) a material breach by the Company of the terms of the Agreement.

The Agreement also contains covenants from the executive officer with respect to non-disclosure of confidential information, return of property, non-solicitation of existing or prospective customers, vendors and suppliers, non-solicitation of employees, non-competition and non-disparagement.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Form of Change of Control Severance Agreement*

*Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2013

SUPERVALU INC.

By:	/s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Change of Control Severance Agreement*

*Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.